Exhibit 10.2

FORM OF

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE

KENEXA CORPORATION STOCK OPTION PLAN

Kenexa Corporation (the “Company”), hereby grants to [                      ] (the “Optionee”) the option to purchase [            ] shares of the Company’s Class A common stock (the “Option”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Kenexa Corporation Stock Option Plan (the “Plan”) applicable to non-qualified stock options, which terms and provisions are incorporated herein by this reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan.

1. Nature of the Option. The Option is not intended to be an incentive stock option described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Date of Grant; Term of Option. The grant of the Option is effective as of [                    ] (the “Effective Date”). The Option may not be exercised later than the date that is ten (10) years after the Effective Date, subject to earlier termination or cancellation, as provided in the Plan or Section 6 hereof.

3. Option Exercise Price. The total cost to the Optionee to purchase, pursuant to this Agreement, one share of Common Stock is $[            ].

4. Exercise of Option. The Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option Agreement, as follows:

(a) Right to Exercise. The Option shall become exercisable with respect to 100% of the shares if the Optionee remains continuously employed by the Company or a Subsidiary through the third anniversary of the Effective Date. The Option shall not be exercisable prior to the third anniversary of the Effective Date, except as provided in Section 12 of the Plan.

(b) Exercise Only During Employment. Except as set forth in Section 6, the Option shall be exercisable only while the Optionee is an employee of the Company or a Subsidiary and shall expire immediately upon termination of Optionee’s employment with the Company and all Subsidiaries.

(c) Method of Exercise. The Optionee may exercise the Option by providing written notice stating the election to exercise the Option, and making such representations and agreements as to the Optionee’s investment intent with respect to the shares underlying the Option and to be purchased (the “Shares”) as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price in the manner described in Section 4(d). The Option will be deemed to be exercised upon the receipt by the Company of such written notice, payment of the purchase price and duly executed copies of a stockholders agreement in such form as may be required by the Administrator (the “Stockholders Agreement”), and any other agreements required by the Administrator, the terms of the Plan and/or this Option Agreement. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Shares notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Shares that are being issued upon exercise of the Option. The Company will issue (or cause to be issued) such stock certificates promptly following the exercise of the Option. The certificate(s) for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall contain any legend as may be required under the Plan, the Stockholders Agreement, or any other agreement required by the Administrator and/or applicable law.

(d) Method of Payment. The method of payment of the purchase price shall be determined by the Administrator and may consist entirely of cash, check, or any combination of such methods of payment, or such other consideration or method of payment as may be authorized by the Administrator and permitted under the Plan.

(e) Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(f) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

5. Investment Representations. Unless the Shares have been registered under the Securities Act of 1933, in connection with the acquisition of the Option, the Optionee represents and warrants to the Company as follows:

(a) The Optionee is acquiring the Option, and upon exercise of the Option, Optionee will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof.

(b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of the Option and the Shares.

6. Termination of Relationship with the Company and Subsidiaries.

(a) Generally. If the Optionee’s employment with the Company or a Subsidiary is terminated for any reason other than death, Disability or termination for Cause, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination. To the extent that the Option was not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option will terminate. A transfer of employment to the Company or a Subsidiary shall not be considered a termination.

(b) Death or Disability. Upon the termination of the Optionee’s employment with the Company or a Subsidiary due to the Optionee’s death or Disability, the Option will become immediately and fully exercisable. The Option may be exercised following such termination by the Optionee, his legal guardian or representative, or the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as applicable at any time within the twelve (12) month period following such termination. To the extent that the Option was not exercisable at the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option will terminate.

(c) Cause. If the Optionee’s employment is terminated for Cause, (i) the Option, whether or not exercisable, will be immediately and automatically canceled and the Optionee will have no further rights therein and (ii) the Optionee shall forfeit all Shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee any amount paid to it with respect to such Shares, in the same form as it was paid (or in cash, at the Company’s discretion).

Notwithstanding any other provision of this Section 6, the Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

7. Non-Transferability of Option. Unless permitted by the Administrator in accordance with procedures adopted thereby, the Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. Subject to the foregoing and the terms of the Plan, the terms of the Option shall be binding upon the executors, administrators and heirs of the Optionee.

8. No Continuation of Employment. Neither the Plan nor the Option shall confer upon any Optionee any right to continue in the service of the Company or any Subsidiary or limit, in any respect, the right of the Company or any Subsidiary, as applicable, to discharge the Optionee at any time, with or without cause and with or without notice.

9. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of the Option or the sale or other disposition of the Shares issued upon exercise of the Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 6 hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of the Option or the sale or other disposition of the Shares issued upon the exercise of the Option.

10. Market Stand-Off. Optionee agrees that, in connection with the Company’s initial public offering of its equity securities pursuant to a registration statement filed under the Securities Act, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any Option for the purchase of or other otherwise dispose of any Shares issued upon the exercise of the Option (the “Option Shares”), without the prior written consent of the Company or its underwriters, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters.

11. Relationship to Restrictive Covenants. By executing this Agreement, the Optionee agrees that if he breaches (willfully or otherwise) the confidentiality or noncompetition provisions of Optionee’s employment agreement with the Company (hereinafter, the “Restrictive Covenants”), in addition to (and not in lieu of) any other right or remedy available to the Company under law or in equity, the following will occur; provided that subsections (b) through (e) shall apply only to Option Shares purchased pursuant to an exercise of the Option in whole or in part that takes place within six months prior to such Optionee’s termination of service or at any time after such termination (“Covered Option Shares”):

(a) any unexercised portion of the Option, whether or not vested, will be immediately and automatically forfeited;

(b) subject to paragraph (e), if the Company has not repurchased any Covered Option Shares pursuant to the Company’s call option under the Stockholders Agreement prior to such breach, all Covered Option Shares shall be subject to repurchase in accordance with the repurchase provisions of the Stockholders Agreement applicable to a termination by the Company for Cause (regardless of whether the Optionee was or was not actually terminated for Cause); provided that the repurchase price shall be the lesser of (i) the exercise price or (ii) the Fair Market Value (as determined pursuant to the Stockholders Agreement) as of the date the breach is determined to have occurred.

(c) subject to paragraph (e), if prior to such breach, the Company repurchased Covered Option Shares pursuant to the Company’s call option under the Stockholders Agreement applicable to terminations other than a termination for Cause (as defined in the Stockholders Agreement), the subordinated promissory note shall be immediately and automatically amended to substitute a repurchase price as specified in the immediately preceding subsection (b) and to substitute the repayment terms applicable to a termination for Cause (regardless of whether the Optionee was or was not actually terminated for Cause). Future payments under the amended promissory note will be adjusted so as to simulate the payment schedule that would have applied had the amended note been in effect as of the date of repurchase.

(d) subject to paragraph (e), if the breach occurs at any point after the consummation of a Qualified Public Offering (as defined in the Stockholders Agreement), the Optionee shall be required to pay to the Company, in cash, for each Covered Option Share, the excess, if any, of the Fair Market Value per Covered Option Share, determined as of the date of exercise, over the Option exercise price, in such manner and on such terms as may be required by the Company, and the Company shall be entitled to set-off against any amount owed to the Optionee by the Company the amount of any such gain.

(e) with respect to any Covered Option Shares that have been sold or otherwise transferred prior to such breach (each, a “Sold or Transferred Share”), in lieu of the repurchase provisions specified in the preceding subsections (b) through (d), the Optionee will pay the Company any and all proceeds of such sale or transfer to the extent those proceeds exceeded the Option exercise price described in Section 3; provided that if such a transfer was other than pursuant to a bona fide sale to an unaffiliated purchaser for cash, the Optionee shall pay to the Company, in cash, for each Sold or Transferred Share, the excess, if any, of the Fair Market Value (as determined pursuant to the Stockholders Agreement) on the date of such sale or transfer over the Option exercise price.

12. The Plan. The Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or the committee appointed by the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate. A copy of the Plan in its present form is attached hereto and another copy is available for inspection during business hours by the Optionee or the persons entitled to exercise the Option at the Company’s principal office.

13. Entire Agreement. This Agreement, together with the Plan, any Stockholders Agreement and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

14. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

15. Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the      day of                     , 2000.

KENEXA CORPORATION

By:
Title:

OPTIONEE

Signature

Address

ACKNOWLEDGMENT

The Optionee acknowledges receipt of a copy of the Kenexa Corporation Stock Option Plan (the “Plan”), a copy of which is attached hereto, and represents that Optionee has read and is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

Date: ____________
Optionee

THE OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THE OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO KENEXA CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THE OPTION ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF                     , AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY.